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                                                                    EXHIBIT 99.6

                         INDEPENDENT AUDITOR'S REPORT
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TO THE BOARD OF DIRECTORS
BUTTON GWINNETT FINANCIAL CORPORATION AND SUBSIDIARY
LAWRENCEVILLE, GEORGIA


        We have audited the accompanying consolidated balance sheets of BUTTON GWINNETT FINANCIAL CORPORATION AND SUBSIDIARY as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Button Gwinnett Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        /s/ MAULDIN & JENKINS, LLC


Atlanta, Georgia
January 14, 1998, except for Note 14 as to which the date is February 5, 1998